UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to §240.14a-12

Surge Global Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

[   ] Fee paid previously with preliminary materials.
[   ] Check box, if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

SURGE GLOBAL ENERGY, INC.

12220 El Camino Real, Suite 410
San Diego, California 92130
_______________

Notice of Special Meeting of Stockholders
To Be Held on February 8, 2007
_______________

TO OUR STOCKHOLDERS:

The Special Meeting of Stockholders of Surge Global Energy, Inc., a Delaware corporation (the “Company”), will be held at the Doubletree Hotel Del Mar, located at 11915 El Camino Real, San Diego, California 92130 on February 8, 2007 at 10:00 a.m. local time for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1. To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on January 18, 2007 are entitled to notice of and to vote at the meeting or any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Special Meeting, or at the office of the Secretary of the Company, 12220 El Camino Real, Suite 410, San Diego, California 92130, for a period of ten days prior to the Special Meeting.

Whether or not you plan to attend the Special Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to complete, sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope. Returning your completed proxy will ensure your representation at the annual meeting.

Sincerely,
/s/ David Perez
David Perez
Chairman of the Board and Chief Executive Officer

San Diego, California
January 18, 2007

YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING,
YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY
AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Questions and Answers

The following are some commonly asked questions raised by our stockholders and answers to each of those questions:

1.	Why did you send me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of the Company (the “Board” or the “Board of Directors”) is soliciting your proxy to vote at a Special Meeting of Stockholders (the “Special Meeting”). The Special Meeting will be held at Doubletree Hotel Del Mar, located at 11915 El Camino Real, San Diego, California 92130 on February 8, 2007 at 10:00 a.m. local time.

This Proxy Statement summarizes the information regarding the matters to be voted upon at the Special Meeting. You do not need to attend the Special Meeting, however, to vote your shares. You may simply complete, sign, and return the enclosed proxy card in accordance with the instructions contained on the proxy card, or cast your vote electronically online.

On January 18, 2007, there were approximately 30,587,097 shares of common stock of the Company outstanding. If you owned shares of our common stock at the close of business on the record date, you are entitled to one vote for each share of common stock you owned as of that date. We began mailing this Proxy Statement on or about January 18, 2007 to all stockholders entitled to vote their shares at the Special Meeting.

2.	How does the Board recommend that I vote on the proposals?

The Board of Directors recommends a vote FOR the amendment of the Company’s Certificate of Incorporation.

3.	How do I vote?

Shareholders have two options:

Vote electronically
        Shareholders who receive our communications directly from the Company or from our stock transfer agent American Stock Transfer (shareholders of record) may vote electronically at www.voteproxy.com

        Shareholders who receive our communications through their broker or other investment representative (beneficial owners) may vote electronically at www.proxyvote.com

Vote by proxy
For shareholders who receive our communications directly from the Company or from our stock transfer agent American Stock Transfer (shareholders of record), sign and date each proxy card you receive and return in the postage-paid envelope prior to the Special Meeting.

For shareholders who receive our communications through their broker or other investment representative (beneficial owners), have your broker or other investment representative sign and date each proxy card you receive and return in the postage-paid envelope prior to the Special Meeting.

4.	Can I revoke my proxy?

You have the right to revoke your proxy at any time before the Special Meeting by: (1) notifying the Secretary of the Company in writing; (2) voting in person; or (3) returning a later-dated proxy card.

5.	Who will count the vote?

American Stock Transfer and Trust Company, the Company’s transfer agent, will count the votes and act as the inspector of the election.

6.	What shares are included on the proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s), your shares will not be voted.

7.	What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Vote electronically or sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, American Stock Transfer and Trust Company, or if your shares are held in “street name,” by contacting the broker or bank holding your shares.

8.	How many votes may be cast?

Each outstanding share as of the record date is entitled to one vote per share. As of January 18, 2007, the record date for the Special Meeting, 30,587,097 shares of the Company’s common stock were outstanding.

9.	What is a “quorum” at the Special Meeting?

A “quorum” is a majority of the outstanding shares entitled to vote. The shares may be present or represented by proxy. For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called “broker non-votes.” Abstentions will be counted as present for quorum purposes.

10.	What vote is required to approve the amendment to the Company’s Certificate of Incorporation?

Approval of the amendment to the Company’s Certificate of Incorporation requires approval by a majority of the outstanding shares of the Company’s common stock. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposal.

11.	What happens if I abstain?

Proxies marked “abstain” will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as affirmative votes. For proposals requiring an affirmative vote of a majority of the outstanding shares entitled to vote or a majority of the shares present, an abstention is equivalent to a “no” vote.

12.	How will voting on any other business be conducted?

Although the Company does not know of any business to be considered at the Special Meeting other than the proposal described in this Proxy Statement, if any other business is properly presented at the Special Meeting, your signed proxy card gives authority to the proxy holders, David Perez, and William Greene, to vote on such matters in accordance with their best judgment.

13.	Who are the largest principal stockholders?

For information regarding holders of more than 5% of the Company’s outstanding common stock, see “Security Ownership of Certain Beneficial Owners and Management.”

14.	Who will bear the cost of this solicitation?

The Company will bear the entire cost of the solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in sending proxies and proxy solicitation materials to stockholders. Proxies may also be solicited in person, by telephone, or by facsimile by directors, officers and employees of the Company without additional compensation.

PROPOSAL:

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION

The Company’s Certificate of Incorporation currently permits the Company to issue up to an aggregate of 85,000,000 shares of capital stock, consisting of 75,000,000 shares of common stock and 10,000,000 shares of preferred stock. On December 11, 2007, the Company’s Board of Directors unanimously approved an amendment to the Company’s Certificate of Incorporation to permit the Company to issue up to an aggregate of 210,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock. The text of the proposed amendment is set forth below.

As of January 18, 2007, there were approximately 30,587,097 shares of the Company’s common stock issued and outstanding and approximately 19,416,203 shares of common stock reserved for future issuance under the Company’s outstanding options and warrants. Thus, approximately 24,996,700 authorized shares of common stock currently remain available for issuance.

The Board of Directors would like to increase the number of authorized shares of common stock to provide the Company with the ability to issue shares of common stock in connection with the acquisition of Peace Oil Corp., a corporation incorporated under the laws of Alberta, Canada (“Peace Oil”), by Cold Flow Energy ULC, a corporation incorporated under the laws of Alberta, Canada (“Cold Flow”) and a wholly owned subsidiary of the Company, as previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 4, 2006. On November 30, 2006, the Company entered into a Stock Purchase Agreement with Cold Flow, Peace Oil, and shareholders of Peach Oil (the “Target Shareholders”). Pursuant to the terms of the Stock Purchase Agreement, the parties agreed that Cold Flow will purchase all of the issued and outstanding shares of the capital stock of Peace Oil (the “Acquisition”) for a total purchase price of $16,350,000, which consist of $6,350,000 in cash and an aggregate of 8,965,390 exchangeable shares of preferred stock of Cold Flow (the “Exchangeable Shares”). The parties agreed that the Acquisition shall close on January 18, 2007, or if Cold Flow deposits into escrow an additional deposit of $450,000 on or before January 18, 2007, then Cold Flow at its option may extend the closing date to March 2, 2007. In addition to the foregoing, the parties may mutually extend or otherwise amend the closing date. Effective at the closing of the Acquisition, Peace Oil will become a wholly owned subsidiary of Cold Flow. The Stock Purchase Agreement provides that the Company, Cold Flow, and Computershare Trust Company of Canada will enter into a Voting and Exchange Trust Agreement on the closing date and that the Company and Cold Flow will enter into a Support Agreement on the closing date (collectively with the Stock Purchase Agreement, the “Acquisition Agreements”). The Acquisition Agreements provide that each Exchangeable Share is exchangeable into two shares of the Company’s common stock at any time from the closing until five years after the closing. In addition, the Company may redeem all of the then outstanding Exchangeable Shares at any time on or after the third anniversary of the closing date at a redemption price equal to the sum of the market price of two shares of the Company’s common stock plus all declared but unpaid dividends payable to the Exchangeable Shares.

In addition to the shares of the Company’s common stock issuable in connection with the Peace Oil acquisition as discussed above, increasing the number of authorized shares of common stock will provide the Company with flexibility to issue shares of common stock for general corporate purposes, which could include, among other uses, financings, strategic partnering arrangements, acquisitions of assets or businesses, stock splits or stock dividends. The availability of additional authorized shares of common stock would allow the Company to accomplish these goals, and other business and financial objectives, in the future without stockholder approval, except as may be required by applicable law or the rules of any stock exchange or other system on which the Company’s securities may then be listed. Other than the shares of common stock issuable in connection with the Peace Oil acquisition, the Company has no plans at this time to issue any of the additional authorized shares of common stock.

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, as indicated above, the purpose of amendment to the Company’s Certificate of Incorporation is to provide the Company with the ability to issue shares of its common stock in connection with the Peace Oil acquisition as well as flexibility to issue shares of common stock for financings, strategic partnering arrangements, other acquisitions of assets or businesses, and other general corporate purposes, and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device nor is the Company aware of any attempts to take control of the Company. The Company has no anti-takeover mechanisms present in its governing documents that would be enhanced by the proposed increase in the number of authorized shares available for issuance.

If this proposal is approved, the newly authorized shares of common stock would have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Although the authorization of additional shares would not, in itself, have any effect on the rights of any holder of the Company’s common stock, the future issuance of additional shares of common stock (other than a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders. If this proposal is not approved, the Company would be limited in its ability to respond quickly to opportunities to engage in various transactions involving issuances of common stock, such as financings, strategic partnering arrangements, equity incentive plans and acquisitions of assets or businesses.

If approved, the paragraph 4 of the Company’s Certificate of Incorporation will be amended to read in its entirety as follows:

“The total number of shares of capital stock which the Corporation shall have the authority to issue is two hundred ten million (210,000,000) shares, consisting of (i) two hundred million (200,000,000) shares of common stock, $.001 par value (“Common Stock”), and (ii) ten million (10,000,000) shares of preferred stock, $.001 par value (“Preferred Stock”), issuable in series, hereinafter called “Series Preference Stock.””

Approval of this amendment to the Certificate of Incorporation requires approval by a majority of the outstanding shares of Common Stock. As a result, abstention and broker non-votes will have the same effect as a vote against the proposal. Holders of shares of the Company’s common stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with this solicitation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

OTHER BUSINESS

We know of no other matters to be voted on at the Special Meeting or any adjournment or postponement of the meeting. If, however, other matters are presented for a vote at the meeting, the proxy holders (the individuals designated on the proxy card) will vote your shares according to their judgment on those matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Surge Global Energy, Inc.

The following table sets forth certain information regarding the beneficial ownership of our common stock held as of January 18, 2007, by:

•	each of the named executive officers;

•	each director;

•	all of our current directors and executive officers as a group; and

•	each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

For purposes of this table, a person is deemed to be the “beneficial owner” of the number of shares of common stock that such person has the right to acquire within 60 days of January 18, 2007, through the exercise of any option, warrant or right, through the conversion of any security, through the power to revoke a trust, discretionary account, or similar arrangement, or through the automatic termination of a trust, discretionary account or similar arrangement.

            Percentage ownership is based on an aggregate of 30,587,097 shares of our common stock outstanding on January 18, 2007. The table is based upon information provided by officers, directors and principal stockholders in documents filed with the Commission. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all of the shares of our common stock beneficially owned by them. Unless otherwise indicated, the address for each person is c/o Surge Global Energy, Inc., 12220 El Camino Real, Suite 410, San Diego, CA 92130.

Name of Beneficial Owner	Number of Shares	Percent of Class
5% or Greater Stockholders:
Mark C. Fritz (1)	5,713,500	17.09%
Frederick C. Berndt (2)	2,416,174	7.90%
E. Jamie Schloss (3)	2,600,000	8.50%
Gemini Master Fund Limited (4)	2,000,000	6.54%

Directors and Executive Officers:
David Perez (5)	4,818,186	13.62%
Chet Idziszek (6)	1,849,100	5.97%
Daniel Schreiber (7)	133,333	*
Ken Druck (8)	266,667	*
Richard Collato (9)	379,167	1.22%
Thomas A. Page (10)	166,667	*
John Stiska (11)	166,667	*
William Greene (12)	100,000	*
All directors and officers as a group (13)	7,879,787	21.30%
______________________
*	Less than 1%

(1)	Mr. Fritz’s address is 1632 Ben Fulton Road, North Lawrence, OH 44666. Includes 2,837,500 shares underlying derivatives exercisable within 60 days.

(2)	Mr. Berndt’s address is 5459 East Blvd. NW., Canton, Ohio 44718.

(3)	Mr. Schloss’ address is 73173 Amber Street, Palm Desert, CA 92260.

(4)
Gemini Master Fund Limited’s address is 12220 El Camino Real, Suite 400, San Diego, California 92130. The Investment Manager of Gemini is Gemini Strategies, LLC. The Managing Member of Gemini Strategies, LLC is Steven W. Winters. As such, Mr. Winters may be deemed beneficial owner of the shares; however, Mr. Winters disclaims beneficial ownership of such shares. Gemini Strategies, LLC address is 12220 El Camino Real, Suite 400, San Diego, California 92130.

(5)	Represents 4,800,186 shares underlying derivatives exercisable within 60 days.

(6)	Includes 400,000 shares underlying derivatives exercisable within 60 days and 894,500 shares owned by Irie Isle, Ltd., an affiliated company of Mr. Idziszek.

(7)	Represents 133,333 shares underlying derivatives exercisable within 60 days.

(8)	Represents 266,667 shares underlying derivatives exercisable within 60 days.

(9)	Represents 379,167 shares underlying derivatives exercisable within 60 days.

(10)	Includes 166,667 shares underlying derivatives exercisable within 60 days.

(11)	Includes 166,667 shares underlying derivatives exercisable within 60 days.

(12)	Includes 100,000 shares underlying derivatives exercisable within 60 days.

(13)
Includes 6,412,687 shares underlying derivatives exercisable within 60 days held by the officers, directors and their affiliates, 894,500 shares owned by Irie Isle, Ltd., an affiliated company of Mr. Idziszek and 18,000 shares owned by Mr. Perez.

INFORMATION ABOUT STOCKHOLDER PROPOSALS

Stockholders may submit proposals on matters appropriate for stockholder action at our 2007 annual meeting consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. Proposals of stockholders intended to be presented at our next annual meeting of stockholders must be received by us (Attention: Secretary, at our principal offices), no later than February 16, 2007, for inclusion in our Proxy Statement and form of proxy for that meeting. In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in our Proxy Statement) to be considered ‘‘timely’’ within the meaning of Rule 14a-4 under the Securities Exchange Act of 1934, as amended, notice of any such stockholder proposals must be given to us in writing not less than 45 days nor more than 75 days prior to the date on which we first mailed our proxy materials for the 2006 meeting, which was on or about July 14, 2006 (or the date on which we mail our proxy materials for the 2007 annual meeting if the date of that meeting is changed more than 30 days from the prior year). A stockholder’s notice to us must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and recent address of the stockholder proposing such business, (c) the class and number of shares of our stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. With respect to proposals by stockholders for director nominations, our bylaws require written notice to be received by us not less than 30 days nor more than 60 days before the meeting, unless less than 40 days’ notice or public disclosure of the meeting is given, in which case the stockholder’s notice must be received within 10 days after such notice or disclosure is given. The notice must contain specified information about the proposed nominee and the stockholder making the nomination

SPECIAL MEETING OF STOCKHOLDERS OF

SURGE GLOBAL ENERGY, INC.
 February 8, 2007

The Company recommends that shareholders or their designee file electronically.

Shareholders of record may vote electronically at www.voteproxy.com

Beneficial owners may vote electronically at www.proxyvote.com

See Questions and Answers, item 3, ‘how do I vote’.

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	To approve the amendment to the Company’s Certificate of Incorporation.

❒     FOR

❒ AGAINST

❒ ABSTAIN

2.
To transact such other business as may properly come before the Special Meeting or at any postponements or adjournments thereof. As to such matters, the undersigned hereby authorizes the proxyholders to vote the proxies in their discretion

THIS PROXY, WHEN PROPERLY SIGNED, DATED AND RETURNED, WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR APPROVAL.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder_____________________________________________________	Date: Date: __________	Signature of Stockholder ______________________________________________________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

A-1

SURGE GLOBAL ENERGY, INC. PROXY
Special Meeting of Stockholders February 8, 2007

This Proxy is Solicited on Behalf of the Board of Directors
of Surge Global Energy, Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders and the accompanying Proxy Statement and appoints David Perez, and William Greene and each of them, the Proxy of the undersigned, with full power of substitution and revocation, to vote all shares of common stock of Surge Global Energy, Inc. held of record by the undersigned on January 18, 2007, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of Surge Global Energy, Inc. to be held February 8, 2007, or at any postponements or adjournments thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

THIS PROXY, WHEN PROPERLY SIGNED, DATED AND RETURNED, WILL BE VOTED AS DIRECTED.
UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR APPROVAL.

(See reverse side)

A-2